UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 27, 2005
(Date of earliest event reported)

BORGWARNER INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12162 (Commission File Number)	13-3404508 (IRS Employer Identification No.)

3850 Hamlin Road, Auburn Hills, Michigan (Address of principal executive offices)		48326 (Zip Code)

(248) 754-9200
(Registrant's telephone number, including area code)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 27, 2005, BorgWarner Inc. (the "Company") announced that the Board of Directors increased the size of the Board to eleven members and appointed Richard O. Schaum as a member of the Company's board. Mr. Schaum was appointed to serve as a Class I director, continuing in office until the Company's 2006 annual stockholders' meeting. At this time, it has not been determined on which board committee Mr. Schaum will serve.

A copy of the press release accouncing Mr. Schaum's appointment as a director of the Company is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	The following exhibit is included with this report:

 Exhibit 99.1 Press Release dated July 27, 2005, announcing Mr. Schaum's appointment as a director of the Company.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BORGWARNER INC. By: /s/ Vincent M. Lichtenberger Vincent M. Lichtenberger Assistant Secretary

 Date: July 27, 2005